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                                   KTI, INC.
                              7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY 07093


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF SHAREHOLDERS ON WEDNESDAY, DECEMBER 8, 1999.



    The undersigned hereby appoints each of Ross Pirasteh and Martin J. Sergi, or any of them, each with full power of substitution, as proxies, to represent the undersigned and to vote, as designated below, all shares of common stock of KTI, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Special Meeting of Shareholders to be held on Wednesday, December 8, 1999, and at any adjournment or postponement thereof.


    You are encouraged to specify your choices by marking the appropriate boxes on this card--but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.

    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof.

    This proxy when properly executed will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Please mark your votes as in this example. /X/

  Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.
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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal to adopt the Agreement and Plan of Merger by and among Casella Waste Systems, Inc., Rutland Acquisition Sub, Inc. ("Sub") and the Company, which provides for the merger of Sub with and into the Company, as described in the accompanying proxy statement. As a result of the merger, each shareholder of KTI will receive 0.51 of a share of Casella Class A common stock for each share of KTI stock held by them.

                / /  For        / /  Against        / /  Abstain

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

               / /  Yes            / /  No                         Dated:
---------------------------------------- , 1999
                                           -------------------------------------
                                           Signature of Shareholder
                                           -------------------------------------
                                           For Joint Account Each Owner Should
                                           Sign

                                           Please mark and date the proxy and
                                           sign the proxy as your name appears
                                           herein. Joint owners should each sign
                                           personally. Trustees and others
                                           signing in a representative capacity
                                           should indicate the capacity in which
                                           they sign.